Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Clean Energy Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-92446) of our report dated March 27, 2013 relating to the consolidated financial statements of Global Clean Energy Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2012 appearing in this Annual Report of Form 10-K of Global Clean Energy Holdings, Inc. for the year ended December 31, 2013.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
November 7, 2014

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S8 No. 333-92446 of  Global Clean Energy Holdings, Inc. of our report dated November 7, 2014, relating to the consolidated financial statements, which appear in this Form 10-K for the year ended December 31, 2013.

Hartley Moore Accountancy Corporation, Inc.
Anaheim, CA
November 7, 2014